UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2023
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GITLAB INC.

(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-40895	47-1861035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Address Not Applicable[1]		Zip Code Not Applicable[1]
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s Telephone Number, Including Area Code: Not Applicable

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0000025 per share	GTLB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

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1 We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, or to the email address: reach.gitlab@gitlab.com.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2023, Michael McBride, our Chief Revenue Officer, and the Company entered into a Service Continuation Agreement, pursuant to which Mr. McBride will resign from the Company effective August 1, 2023 (“Separation Date”).
Pursuant to the Service Continuation Agreement, Mr. McBride will remain with the Company through August 1, 2023 during which time he will serve as Special Advisor to the Chief Revenue Officer and will receive compensation and other benefits in accordance with his amended and restated offer letter, dated September 30, 2021. From August 2, 2023 through July 31, 2024 (the “Service Period”), Mr. McBride will serve as an independent consultant to the Company. Subject to a release of claims and his provision of consulting services, Mr. McBride will receive a monthly payment equal to $33,750 per month commencing August 2, 2023 and ending on February 2, 2024. Mr. McBride may receive payments in the event the Company distributes funds in accordance with the Company’s fiscal year 2024 Bonus Plan. Any such bonus amounts, if paid, will be equal to the amount he would have received if he had continued employment with the Company. Mr. McBride will also receive for six (6) months from the Separation Date, COBRA along with continued vesting of his equity awards under the Company’s 2015 and 2021 Equity Incentive Plan, as amended, during the Service Period except for his June 2022 performance stock unit grant which will be canceled as of August 1, 2023. The foregoing description of the Service Continuation Agreement is qualified in its entirety by reference to the complete text of the Service Continuation Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the six months ending July 31, 2023.
Mr. McBride’s resignation did not result from any disagreement with the Company or any matter relating to its operations, policies, or practices. The Company thanks Mr. McBride for his contributions and wishes him well in his future endeavors.
On July 14, 2023, the Board of Directors of the Company appointed Chris Weber as the Company’s Chief Revenue Officer, effective July 17, 2023. Mr. Weber’s annual salary will be $475,000 and will be eligible to receive bonus compensation under the Company’s Bonus Plan with a target cash bonus of 100% of his annual salary. Any bonus payment made for the current fiscal year will be prorated based upon his start date. Mr. Weber will also be entitled to payments and benefits on termination of employment or upon a termination in connection with a change of control consistent with our other executive officers, as described in our definitive proxy statement filed on May 15, 2023.
Mr. Weber most recently served as Chief Business Officer at UiPath, Inc. from April 2022 until April 2023. Prior to that, Mr. Weber served as Microsoft’s Corporate Vice President of their Corporate and SMB Commercial team from 2017 to 2022. Previously, from 2014 to 2017, Mr. Weber served in various roles of increasing responsibility at Microsoft. Mr. Weber earned his bachelor’s degree in business administration from the University of Mount Union.
Mr. Weber will enter into the Company’s standard form of officers’ indemnification agreement with the Company, pursuant to which the Company agrees to indemnify its officers to the fullest extent permitted by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement. The form of indemnification agreement is attached as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-259603), filed with the Securities and Exchange Commission on September 17, 2021.
There are no arrangements or understandings between Mr. Weber and any other persons, pursuant to which he was appointed as Chief Revenue Officer. There are also no family relationships between Mr. Weber and any director or executive officer of the Company, nor does Mr. Weber have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.
On July 18, 2023, the Company confirmed its second quarter and fiscal year 2024 guidance previously provided in the Company’s first quarter fiscal year 2024 earnings release issued on June 5, 2023, as follows:
For the second quarter and fiscal year 2024, GitLab Inc. expects (in millions, except share and per share data):

	Q2 FY 2024 Guidance	FY 2024 Guidance
Revenue	$129.0 - $130.0	$541.0 - $543.0
Non-GAAP operating loss	$(11.0) - $(10.0)	$(47.0) - $(43.0)
Non-GAAP net loss per share assuming approximately 153 million and 153 million weighted average shares outstanding as of Q2 FY2024 and FY24, respectively	$(0.03) - $(0.02)	$(0.18) - $(0.14)

Non-GAAP Financial Measures
GitLab believes non-GAAP measures are useful in evaluating its operating performance. GitLab uses this supplemental information to evaluate its ongoing operations and for internal planning and forecasting purposes. GitLab believes that non-GAAP financial information, when taken collectively with its GAAP financial information, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We define non-GAAP financial measures as GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, foreign exchange (gain) loss, (gain) loss from a deconsolidation of a subsidiary, equity method investment (gain) loss, changes in the fair value of acquisition related contingent consideration, charitable donation of common stock, and restructuring charges. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Forward-Looking Statements
This filing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Although we believe that the expectations reflected in the forward-looking statements contained in this release and the accompanying earnings call are reasonable, they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to the following:
•our ability to effectively manage future growth;
•our revenue growth rate in the future;
•our ability to achieve and sustain profitability, our business, financial condition, and operating results;
•our intense competition and loss of market share to our competitors;
•the market for our services may not grow;

•a decline in our customer renewals and expansions;
•fluctuations in our operating results;
•our ability to manage our growth effectively;
•our transparency;
•our publicly available company Handbook;
•security and privacy breaches;
•customers staying on our free self-managed or SaaS product offering;
•our limited operating history;
•our ability to respond to rapid technological changes;
•our ability to accurately predict the long-term rate of customer subscription renewals or adoption, or the impact of these renewals and adoption;
•our hiring model;
•the effects of regional and global conflict, including armed conflict in Ukraine, on our business; and
•general economic conditions (including changes in interest rates, inflation, increased volatility in the capital markets and instability in the global banking sector) and slow or negative growth of our markets.
Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in the filings and reports we make with the Securities and Exchange Commission. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.
The Company issued a press release dated July 18, 2023 announcing Mr. Weber’s appointment as Chief Revenue Officer and confirming its second quarter and fiscal year 2024 guidance, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by GitLab Inc. announcing the appointment of Mr. Weber as GitLab Inc.’s Chief Revenue Officer and Confirming Second Quarter and Fiscal Year 2024 Guidance dated July 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GitLab Inc.

Dated: July 18, 2023	By:	/s/ Brian Robins
Brian Robins
Chief Financial Officer